UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

GREEN VISOR FINANCIAL TECHNOLOGY ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41044	98-1596617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Kearny Street, Suite 850 San Francisco, CA		94108
(Address of Principal Executive Offices)		(Zip Code)

(650) 489-6697

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GVCIU	The Nasdaq Stock Market LLC

Class A ordinary shares	GVCI	The Nasdaq Stock Market LLC

Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GVCIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by Green Visor Financial Technology Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), in connection with the matters described herein.

Item 8.01 Other Events.

On November 12, 2021, Green Visor Financial Technology Acquisition Corp. I (the “Company”) consummated an initial public offering (the “IPO”) of 20,010,000 units (the “Units”), at an offering price of $10.00 per Unit and a private placement of 10,399,000 private placement warrants at a price of $1.00 per warrant (the “Private Placement”). A total of $204,102,000 (the “Offering Proceeds”), comprised of the net proceeds of the IPO and certain proceeds from the Private Placement, was placed in a trust account established for the benefit of the Company’s public stockholders and the underwriter of the IPO, with Continental Stock Transfer & Trust Company acting as trustee.

Except with respect to interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its taxes, if any, the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Charter”) provides that the Offering Proceeds will not be released from the trust account until the earliest of (1) the completion of the Company’s initial business combination, and then only in connection with those shares of Class A ordinary shares that such shareholders properly elected to redeem, subject to certain limitations as described therein, (2) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Charter (A) to modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO (or within 18 months from the closing of the IPO if the Company extends such period in accordance with the Amended and Restated Charter) or (B) with respect to other specified provisions relating to the shareholders’ rights or pre-initial business combination activity and (3) the redemption of all of the Company’s public shares if the Company has not consummated its business combination within 15 months from the closing of the IPO (or within 18 months from the closing of the IPO if the Company extends such period in accordance with the Amended and Restated Charter).

An audited balance sheet as of November 12, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits

99.1	Audited Balance Sheet

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2021	GREEN VISOR FINANCIAL TECHNOLOGY ACQUISITION CORP. I

	By:	/s/ Richard Kim
	Name:	Richard Kim
	Title:	Vice President and Chief Financial Officer